Exhibit 99.29

PLEDGE AGREEMENT
EQUITY FINANCIAL PRODUCTS GROUP

THIS AGREEMENT is made as of the date stated on the last page hereof between the counterparty named on the last page hereof (“Pledgor”) and BANK OF AMERICA, N.A. (in its capacity as counterparty and secured party, “Secured Party”).

WHEREAS, pursuant to the Specialized Term Appreciation Retention Sale Transaction Confirmation dated as of the date hereof between Pledgor and Secured Party (as amended from time to time, the “Confirmation” and, together with the Agreement (as defined in the Confirmation), the “Transaction Agreement”), Pledgor has agreed to sell and Secured Party has agreed to purchase Notes of the Issuers, both as defined therein, or to settle such obligations in cash on a net basis in lieu thereof, subject to the terms and conditions of the Transaction Agreement;

WHEREAS, it is a condition to the effectiveness of the Confirmation that Pledgor and Secured Party enter into this Agreement and that Pledgor grant the pledge provided for herein;

NOW, THEREFORE, in consideration of their mutual covenants contained herein and to secure the performance by Pledgor of its obligations under the Transaction Agreement and the observance and performance of the covenants and agreements contained herein and in the Transaction Agreement, the parties hereto, intending to be legally bound, hereby mutually covenant and agree as follows:

Section 1. Definitions. Capitalized terms used and not otherwise defined herein shall have the meanings ascribed to them in the Confirmation. As used herein, the following words and phrases shall have the following meanings:

“Additions and Substitutions” has the meaning provided in Section 2(a).

“Authorized Officer” of Pledgor means, if Pledgor is not a natural person, any officer, trustee, general partner, manager or similar Person (or any officer thereof) as to whom Pledgor shall have delivered notice to Secured Party that such officer, trustee, general partner, manager or similar Person (or officer thereof) is authorized to act hereunder on behalf of Pledgor.

“Collateral” has the meaning provided in Section 2(a).

“Collateral Event of Default” means, at any time, the occurrence of either of the following: (A) failure of the Collateral to include, as Eligible Collateral, at least the Maximum Deliverable Number of Notes or (B) failure at any time of (i) the Security Interests to constitute valid and perfected security interests in all of the Collateral, subject to no prior or equal Lien or (ii) with respect to any Collateral consisting of investment property (as defined in Section 9-102(a)(49) of the UCC), the Secured Party to have Control, or, in each case, assertion of such by Pledgor in writing.

“Control” means “control” as defined in Section 9-106 of the UCC.

“Default Event” means any Event of Default with respect to Pledgor.

“Eligible Collateral” means the Notes.

“Existing Transfer and Exercise Restrictions” means (a) with respect to any Notes pledged as Collateral hereunder, Transfer and Exercise Restrictions existing by virtue of the facts that Pledgor is an “affiliate” of the Company and that such Notes are “restricted securities”, in each case within the meaning of Rule 144 under the Securities Act, those arising under Sections 6, 8, 9.1, 9.3 and 9.8 of the Note Purchase Agreement and, while Pledgor is still the beneficial owner of the Notes pledged hereunder, those arising under the Shareholders Agreement and (b) with respect to the Shares into which such Notes are convertible, Transfer and Exercise Restrictions existing by virtue of the facts that Pledgor is an “affiliate” of the Company and that such Shares are “restricted securities”, in each case within the meaning of Rule 144 under the Securities Act.

“Interest Proceeds” has the meaning provided in Section 6(a).

“Lien” means any lien, mortgage, security interest, pledge, charge or encumbrance of any kind.

“Maximum Deliverable Number” means, on any date, Notes with a Principal Amount equal to the Number of Notes with respect to which settlement under the Confirmation has not been fully made.

“Notes” means the 10% Senior Secured Discount Convertible Notes due 2009 of XM Satellite Radio Holdings Inc., a Delaware corporation (the “Company”), and XM Satellite Radio Inc., a Delaware corporation and wholly owned subsidiary of the Company (together with the Company, the “Issuers”) issued pursuant to a note purchase agreement, dated as of December 21, 2002 (as amended and restated as of June 16, 2003, the “Note Purchase Agreement”).

“Person” means an individual, a corporation, a partnership, an association, a trust or any other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

“Pledged Items” means, as of any date, any and all securities and instruments, cash or other assets delivered by Pledgor to be held by or on behalf of Secured Party under this Agreement as Collateral.

“Security Interests” means the security interests in the Collateral created hereby.

“Shareholders Agreement” means that certain Third Amended and Restated Shareholders and Noteholders Agreement, dated as of June 16, 2003, by and among the Company and certain other parties.

“Shares” means the Class A Common Stock, par value U.S. $0.01 per share, of the Company (or security entitlements in respect thereof) issuable upon conversion of the Notes pursuant to the Note Purchase Agreement.

“Transfer and Exercise Restrictions” means, with respect to any property or item of Collateral, any condition to or restriction on the ability of the holder thereof to sell, assign or otherwise transfer such property or item of Collateral (or the property into which such property or item of Collateral is convertible) or to exercise or enforce the provisions thereof or of any document related thereto whether set forth in such property or item of Collateral itself or in any document related thereto, including, without limitation, (i) any requirement that any sale, pledge, assignment or transfer or exercise or enforcement of such property or item of Collateral (or the property into which such property or item of Collateral is convertible) be consented to or approved by any person, including, without limitation, the Issuers thereof or any other obligor thereon, (ii) any limitations on the type or status, financial or otherwise, of any purchaser, pledgee, assignee or transferee of such property or item of Collateral (or the property into which such property or item of Collateral is convertible), (iii) any requirement of the delivery of any certificate, consent, agreement, opinion of counsel, notice or any other document of any person to the issuer of, any other obligor on or any registrar or transfer agent for, such property or item of Collateral (or the property into which such property or item of Collateral is convertible), prior to the sale, pledge, assignment or other transfer or exercise or enforcement of such property or item of Collateral (or the property into which such property or item of Collateral is convertible), (iv) any registration or qualification requirement or prospectus delivery requirement for such property or item of Collateral (or the property into which such property or item of Collateral is convertible) pursuant to any federal, state or foreign securities law (including, without limitation, any such requirement arising under the Securities Act) and (v) any legend or other notification appearing on any certificate representing such property or item of Collateral (or the property into which such property or item of Collateral is convertible) to the effect that any such condition or restriction exists; except that the required delivery of any assignment, instruction or entitlement order from Pledgor or any pledgor, assignor or transferor of such property or item of Collateral, together with any evidence of the corporate or other authority of such Person, shall not constitute such a condition or restriction.

“UCC” means the Uniform Commercial Code as in effect from time to time in the State of New York; provided that, if perfection or the effect of perfection or non-perfection or the priority of any security interest in Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than New York, “UCC” means the Uniform Commercial Code as in effect from time to time in such other jurisdiction for purposes of the provisions hereof relating to such perfection, effect of perfection or non-perfection or priority.

Section 2. The Security Interests. In order to secure the full and punctual observance and performance of the covenants and agreements contained herein and in the Transaction Agreement:

(a) Pledgor hereby assigns and pledges to Secured Party, and grants to Secured Party, security interests in and to, and a lien upon and right of set-off against, and transfers to Secured Party, as and by way of a security interest having priority over all other security interests, with power of sale, all of its right, title and interest in and to (i) the Pledged Items described in paragraph (b) below; (ii) all additions to and substitutions for such Pledged Items (including, without limitation, any securities, instruments or other property delivered and pledged pursuant to Sections 2(c), 4(a) or 5(b)) (such additions and substitutions, the “Additions and Substitutions”); (iii) subject to Section 6 hereof, all income, proceeds and collections received or to be received, or derived or to be derived, now or any time hereafter (whether before or after the commencement of any proceeding under applicable bankruptcy, insolvency or similar law, by or against Pledgor, with respect to Pledgor) from or in connection with the Pledged Items or the Additions and Substitutions (including, without limitation, any Shares or any cash, securities or other property distributed in respect of or exchanged for any Notes or other property constituting Collateral, or into which any such Notes are converted, in connection with any Merger Event or otherwise); and (iv) all powers and rights now owned or hereafter acquired under or with respect to the Pledged Items or the Additions and Substitutions (such Pledged Items, Additions and Substitutions, proceeds, collections, powers and rights being herein collectively called the “Collateral”). Secured Party shall have all of the rights, remedies and recourses with respect to the Collateral afforded a secured party by the UCC, in addition to, and not in limitation of, the other rights, remedies and recourses afforded to Secured Party by this Agreement.

(b) On or prior to the Trade Date, Pledgor shall deliver to Secured Party in the manner described in Section 5(c) in pledge hereunder Eligible Collateral consisting of an amount of Notes equal to the Maximum Deliverable Number on such Trade Date.

(c) In the event that the Issuers at any time issue to Pledgor in respect of any Notes constituting Collateral hereunder any additional or substitute shares of capital stock or other securities of any class, such shares or securities shall, subject to Section 6, be subject to the Security Interest hereof and Pledgor shall immediately deliver to Secured Party in accordance with Section 5(c) all such shares and securities as additional Collateral hereunder.

(d) The Security Interests are granted as security only and shall not subject Secured Party to, or transfer or in any way affect or modify, any obligation or liability of Pledgor or the Issuers with respect to any of the Collateral or any transaction in connection with the Transaction Agreement, except as expressly agreed by the parties.

Section 3. Representations and Warranties of Pledgor. Pledgor hereby represents and warrants to Secured Party that:

(a) Pledgor (i) acquired and made full payment for all Notes at least two years prior to the Trade Date, (ii) is not and will not become a party to or otherwise bound by any agreement, other than the Transaction Agreement, the Note Purchase Agreement and the Shareholders Agreement that (x) restricts in any manner the rights of any present or future owner of Collateral with respect thereto or (y) provides any person other than Pledgor, Secured Party or any securities intermediary through whom any Collateral is held with Control with respect to any such Collateral.

(b) Other than financing statements or other similar or equivalent documents or instruments with respect to the Security Interests, no financing statement, security agreement or similar or equivalent document or instrument covering all or any part of the Collateral is on file or of record in any jurisdiction in which such filing or recording would be effective to perfect a Lien, security interest or other encumbrance of any kind on such Collateral.

(c) (A) Pledgor has the power to grant a security interest in and Lien on all Collateral it transfers to the Secured Party and has taken all necessary actions to authorize the granting of that security interest and Lien; (B) Pledgor is the sole owner of all Collateral it transfers to the Secured Party hereunder, free and clear of any Lien other than the security interest and Lien granted under Section 2; (C) any proceeds of Collateral will be free and clear of any Lien or claim created by or granted by Pledgor other than the security interest and Lien granted under Section 2; (D) upon the transfer of any Collateral to the Secured Party under the terms of this Agreement, the Secured Party will have a valid and perfected first priority security interest therein; and (E) the performance by Pledgor of its obligations under this Agreement will not result in the creation of any security interest, Lien or other encumbrance on any Collateral other than the security interest and Lien granted under Section 2.

(d) Upon delivery of the Notes to Secured Party and Custodian as provided in Section 5(c), Secured Party will have a valid and perfected security interest in such Notes, subject to no prior Lien.

(e) No registration, recordation or filing with any governmental body, agency or official, other than such as have been made, is required in connection with the execution and delivery of this Agreement or the Transaction Agreement or necessary for the validity or enforceability hereof or thereof or for the perfection or enforcement of the Security Interests.

(f) Pledgor will not take any action, alone or together with others, that would result in any Transfer and Exercise Restrictions.

(g) The Collateral transferred by Pledgor to Secured Party hereunder is free of any Transfer and Exercise Restrictions other than any Existing Transfer and Exercise Restrictions.

Section 4. Certain Covenants of Pledgor. Pledgor agrees that, so long as any of its obligations under the Transaction Agreement remain outstanding:

(a) Pledgor shall ensure at all times that a Collateral Event of Default shall not occur, and shall pledge additional Collateral in the manner described in Sections 5(b) and 5(c) as necessary to cause such requirement to be met.

(b) Promptly following a demand made by Secured Party, Pledgor shall at its own expense execute, deliver, file and record any financing statement, specific assignment or other document and take any other action that may be necessary or reasonably requested by Secured Party to create, preserve, perfect or validate any Security Interest or Lien granted under Section 2 or to enable Secured Party to exercise or enforce its rights under this Agreement with respect to Collateral.

(c) Pledgor will promptly give notice to Secured Party of, and defend against, any suit, action, proceeding or Lien that involves Collateral transferred by Pledgor to Secured Party or that could adversely affect the Lien granted by it under Section 2.

(d) Pledgor agrees that it shall not (1) create or permit to exist any Lien (other than the Security Interests) or create any Transfer and Exercise Restrictions upon or with respect to the Collateral other than the Lien granted in Section 2 or otherwise created by Secured Party or Custodian, (2) sell or otherwise dispose of (other than pursuant to the Transaction Agreement), or grant any option with respect to, or exercise the right to convert the Notes into the Shares or the right to exercise its voting rights with respect to the Notes and/or the Shares in a manner that is materially adverse to the rights of the Secured Party with respect to, any of the Collateral or (3) enter into or consent to any agreement pursuant to which any person other than the Pledgor, Secured Party or any securities intermediary through whom any of the Collateral is held (but in the case of any such securities intermediary only in respect of Collateral held through it) has or will have Control in respect of any Collateral; provided that, with respect to clause (2) above, if (i) Pledgor provides Secured Party notice of the matter on which it proposes to exercise its voting rights with respect to the Notes and/or the Shares and how it proposes to vote on such matter and (ii) Secured Party does not, within five New York Business Days of receipt of such notice, notify Pledgor that it believes such exercise would be materially adverse to the rights of the Secured Party with respect to any of the Collateral, Secured Party shall be deemed to have agreed that voting in the manner described in such notice is not materially adverse to the rights of the Secured Party with respect to any of the Collateral.

(e) In the event that the Issuers of the Notes at any time pledged hereunder cease to be organized under the laws of the United States, any State thereof or the District of Columbia, the parties shall agree to procedures or amendments hereto necessary to enable Secured Party to maintain a valid and continuously perfected security interest in such Notes, subject to no prior Lien. The parties hereto agree to negotiate in good faith any such procedures or amendments.

Section 5. Administration of the Collateral and Valuation of the Securities.

(a) The Calculation Agent shall determine on each New York Business Day whether a Collateral Event of Default shall have occurred.

(b) Pledgor may pledge additional Collateral that is, upon delivery to Secured Party, Eligible Collateral hereunder at any time. Concurrently with the delivery of any such additional Eligible Collateral, Pledgor shall deliver to Secured Party a certificate of an Authorized Officer of Pledgor substantially in form and substance satisfactory to Secured Party and dated the date of such delivery, (A) identifying the additional items of Eligible Collateral being pledged, (B) identifying the Confirmation and (C) certifying that with respect to such items of additional Eligible Collateral the representations and warranties contained in paragraphs (a), (b), (c), (d), (e) and (g) of Section 3 are true and correct with respect to such Eligible Collateral on and as of the date thereof. Pledgor hereby covenants and agrees to take all actions required under Section 5(c) and any other actions necessary to create for the benefit of Secured Party a valid, first priority, perfected security interest in, and a first Lien upon, such additional Eligible Collateral.

(c) Any delivery of Notes as Collateral to Secured Party by Pledgor shall be effected (A) in the case of Collateral consisting of certificated Notes registered in the name of Pledgor, by delivery of certificates representing such Notes to Secured Party, accompanied by any required transfer tax stamps, and in suitable form for transfer by delivery or accompanied by duly executed instruments of transfer or assignment in blank, all in form and substance reasonably satisfactory to the Secured Party and Banc of America Securities LLC (the “Custodian”) or (B) in any case, by complying with such alternative delivery instructions as Secured Party shall provide to Pledgor in writing. Upon delivery of any such Pledged Item under this Agreement, Secured Party shall examine such Pledged Item and any certificates delivered pursuant to Section 5(b) or otherwise pursuant to the terms hereof in connection therewith to determine that they comply as to form with the requirements for Eligible Collateral. Pledgor acknowledges that Secured Party may cause the Collateral to be transferred to the Custodian, as securities intermediary, for credit to a securities account maintained with the Custodian. Pledgor further acknowledges and agrees that Secured Party shall be the sole entitlement holder with respect to any such securities account.

(d) If on any New York Business Day Secured Party determines that a Collateral Event of Default shall have occurred, Secured Party shall use reasonable efforts to notify Pledgor of such determination by telephone call to an Authorized Officer of Pledgor followed by a written confirmation of such call.

(e) If on any New York Business Day Secured Party determines that no Default Event or failure by Pledgor to meet any of its obligations under Sections 4 or 5 hereof has occurred and is continuing, Pledgor may obtain the release from the Security Interests of any Collateral upon delivery to Secured Party of a written notice from an Authorized Officer of Pledgor indicating the items of Collateral to be released so long as, after such release, no Collateral Event of Default shall have occurred.

(f) If Physical Settlement is to be effectuated pursuant to the “Automatic Physical Settlement” provisions of the Confirmation, Secured Party may deliver or cause to be delivered to itself, or to an affiliate of Secured Party designated by Secured Party as provided in Section 3(i) of the Confirmation, from the Collateral, in whole or partial satisfaction, as the case may be, of Pledgor’s obligations to deliver the Number of Notes to be Delivered for such Settlement Date under the Transaction Agreement, Notes with a Principal Amount not more than the Number of Notes to be Delivered for such Settlement Date, against payment by Secured Party as required by the Confirmation for such Settlement Date. Upon any such delivery and Secured Party’s performance of its obligations under the Transaction Agreement, Secured Party or such affiliate of Secured Party shall hold such Notes absolutely and free from any claim or right whatsoever (including, without limitation, any claim or right of Pledgor).

(g) Secured Party may at any time or from time to time, in its sole discretion, cause any or all of the Notes pledged hereunder registered in the name of Pledgor or its nominee to be transferred of record into the name of Secured Party, Custodian or any nominee. Pledgor shall at its own expense take any action requested by Secured Party to effect, and shall cooperate fully in effecting, such registration in an expeditious manner. Pledgor shall, as soon as practicable, give to Secured Party copies of any notices or other communications received by Pledgor with respect to Notes pledged hereunder registered, or held through a securities intermediary, in the name of Pledgor or Pledgor’s nominee and Secured Party shall, as soon as practicable, give to Pledgor copies of any notices and communications received by Secured Party with respect to Notes pledged hereunder registered, or held through a securities intermediary, in the name of Secured Party or its nominee.

(h) Pledgor agrees that Pledgor shall forthwith upon demand pay to Secured Party:

(i) the amount of any taxes that Secured Party may have been required to pay by reason of the Security Interests (other than any fee of the Custodian for holding the Collateral hereunder) or to free any of the Collateral from any Lien thereon (other than the Lien granted in Section 2) and

(ii) the amount of any and all out-of-pocket expenses, including the fees and disbursements of counsel and of any other experts, that Secured Party may incur in connection with (A) the enforcement of this Agreement, including such expenses as are incurred to preserve the value of the Collateral and the validity, perfection, rank and value of the Security Interests, (B) the collection, sale or other disposition of any of the Collateral, (C) the exercise by Secured Party of any of the rights conferred upon it hereunder or (D) any Default Event.

Any such amount not paid on demand shall bear interest (computed on the basis of a year of 360 days and payable for the actual number of days elapsed) at a rate per annum equal to 2% plus the prime rate as published in The Wall Street Journal, Eastern Edition in effect from time to time during the period from the date hereof to the date of the termination of this Agreement.

(i) Pledgor hereby acknowledges that during such time as the Collateral is held by Secured Party pursuant to the terms of this Agreement, Pledgor will not receive periodic account statements with respect to the value thereof.

(j) Secured Party shall not, and shall not permit the Custodian to, pledge, encumber, hypothecate, transfer, dispose of, or otherwise grant any third party an interest in, the Notes held as Collateral; provided that Secured Party may reregister the securities in its name or in the name of the Custodian and may transfer the Notes to the Custodian for credit to the securities account referred to in Section 5(c) hereof; and provided, further, that the foregoing restrictions shall not apply upon the exercise of remedies by Secured Party under Section 7.

Section 6. Income and Voting Rights in Collateral.

(a) Secured Party shall have the right to receive and to hold hereunder (i) all proceeds of the Collateral (other than interest on the Notes paid after December 31, 2005 (the “Interest Proceeds”), which Secured Party shall, as soon as practicable, distribute or cause to be distributed to Pledgor) and (ii) upon the occurrence and during the continuance of a Default Event, all proceeds of the Collateral (including, without limitation, Interest Proceeds) and Pledgor shall take all such action as Secured Party shall deem necessary or appropriate to give effect to such right. All such proceeds (but only, in the case of Interest Proceeds, upon the occurrence and during the continuance of a Default Event) including, without limitation, all dividends and other payments and distributions that are received by Pledgor shall be received in trust for the benefit of Secured Party and, if Secured Party so directs, shall be segregated from other funds of Pledgor and shall, forthwith upon demand by Secured Party (but only, in the case of Interest Proceeds, during the continuance of a Default Event), be delivered over to Secured Party as Collateral in the same form as received (with any necessary endorsement). After all Default Events have been cured, Secured Party’s right to retain Interest Proceeds in respect of the Collateral under this Section 6(a) shall cease and Secured Party shall, as soon as practicable, pay over to Pledgor any such Collateral consisting of Interest Proceeds retained during the continuance of a Default Event.

(b) Unless a Default Event shall have occurred and be continuing, Pledgor shall, subject to the terms and conditions hereof, have the right, from time to time, to vote and to give consents, ratifications and waivers with respect to the Collateral, and Secured Party shall, upon receiving a written request from Pledgor accompanied by a certificate of an Authorized Officer of Pledgor stating that no Default Event has occurred and is continuing, deliver to Pledgor or as specified in such request such proxies, powers of attorney, consents, ratifications and waivers in respect of any of the Collateral that is registered, or held through a securities intermediary, in the name of Secured Party or its nominee as shall be specified in such request and shall be in form and substance satisfactory to Secured Party.

(c) If a Default Event shall have occurred and be continuing, Secured Party shall have the right, to the extent permitted by law, and Pledgor shall take all such action as may be necessary or appropriate to give effect to such right, to vote and to give consents, ratifications and waivers, and to take any other action with respect to any or all of the Collateral with the same force and effect as if Secured Party were the absolute and sole owner thereof.

Section 7. Remedies upon Default Events.

(a) If any Default Event shall have occurred and be continuing or an Early Termination Date with respect to a Default Event shall have occurred or been designated, Secured Party may exercise all the rights of a secured party under the UCC (whether or not in effect in the jurisdiction where such rights are exercised), including any rights to convert any Notes into Shares when it is commercially reasonable to do so, and, in addition, without being required to give any notice, except as may be required by mandatory provisions of law (it being understood that at least one New York Business Day’s prior written notice shall suffice), shall: (i) deliver or cause to be delivered to itself or to an affiliate of Secured Party designated by Secured Party all Collateral consisting of Notes with respect to which the Representation and Agreement set forth in Section 9.11 of the Equity Definitions (as modified in the Transaction Agreement) are true and satisfied (or, at the absolute discretion of Secured Party, Notes with respect to which such Representation and Agreement are not true or satisfied) (but not in excess of the number thereof that Pledgor is obligated to deliver pursuant to paragraph 3(j) of the Confirmation) on the related Early Termination Date or the date on which the Cancellation Amount is due, as the case may be, in whole or partial satisfaction, as the case may be, of Pledgor’s obligations to deliver Notes under the Transaction Agreement, whereupon Secured Party shall hold such Notes absolutely free from any claim or right of whatsoever kind, including any equity or right of redemption of Pledgor that may be waived or any other right or claim of Pledgor, and Pledgor, to the extent permitted by law, hereby specifically waives all rights of redemption, stay or appraisal that Pledgor has or may have under any law now existing or hereafter adopted; and (ii) if such delivery shall be insufficient to satisfy in full all of the obligations of Pledgor under the Transaction Agreement or hereunder, sell all of the remaining Collateral, or such lesser portion thereof as may be necessary to generate proceeds sufficient to satisfy in full all of the obligations of Pledgor under the Transaction Agreement or hereunder, at public or private sale or at any broker’s board or on any securities exchange, for cash, upon credit or for future delivery, and at such price or prices as Secured Party may deem satisfactory. Pledgor covenants and agrees that it will execute and deliver such documents and take such other action as Secured Party deems necessary or advisable in order that any such sale may be made in compliance with law. Upon any such sale Secured Party shall have the right to deliver, assign and transfer to the buyer thereof the Collateral so sold. Each buyer at any such sale shall hold the Collateral so sold absolutely and free from any claim or right of whatsoever kind, including any equity or right of redemption of Pledgor that may be waived or any other right or claim of Pledgor, and Pledgor, to the extent permitted by law, hereby specifically waives all rights of redemption, stay or appraisal that Pledgor has or may have under any law now existing or hereafter adopted. The notice (if any) of such sale required by Section 9-611 of the UCC shall (1) in case of a public sale, state the time and place fixed for such sale, (2) in case of sale at a broker’s board or on a securities exchange, state the board or exchange at which such sale is to be made and the day on which the Collateral, or the portion thereof so being sold, will first be offered for sale at such board or exchange and (3) in the case of a private sale, state the day after which such sale may be consummated. Any such public sale shall be held at such time or times within ordinary business hours and at such place or places as Secured Party may fix in the notice of such sale. At any such sale the Collateral may be sold in one lot as an entirety or in separate parcels, as Secured Party may determine. Secured Party shall not be obligated to make any such sale pursuant to any such notice. Secured Party may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for the sale, and such sale may be made at any time or place to which the same may be so adjourned. In case of any sale of all or any part of the Collateral on credit or for future delivery, the Collateral so sold may be retained by Secured Party until the selling price is paid by the buyer thereof, but Secured Party shall not incur any liability in case of the failure of such buyer to take up and pay for the Collateral so sold and, in case of any such failure, such Collateral may again be sold upon like notice. Secured Party, instead of exercising the power of sale herein conferred upon it, may proceed by a suit or suits at law or in equity to foreclose the Security Interests and sell the Collateral, or any portion thereof, under a judgment or decree of a court or courts of competent jurisdiction.

(b) Pledgor hereby irrevocably appoints Secured Party Pledgor’s true and lawful attorney, with full power of substitution, in the name of Pledgor, Secured Party or otherwise, for the sole use and benefit of Secured Party, but at the expense of Pledgor, to the extent permitted by law, to exercise, at any time and from time to time while a Default Event has occurred and is continuing or after an Early Termination Date with respect to a Default Event shall have occurred or been designated, all or any of the following powers with respect to all or any of the Collateral:

(i) to demand, sue for, collect, receive and give acquittance for any and all monies due or to become due upon or by virtue thereof,

(ii) to settle, compromise, compound, prosecute or defend any action or proceeding with respect thereto,

(iii) to sell, transfer, assign or otherwise deal in or with the same or the proceeds or avails thereof, as fully and effectually as if Secured Party were the absolute owner thereof (including, without limitation, the giving of instructions and entitlement orders in respect thereof), and

(iv) to extend the time of payment of any or all thereof and to make any allowance and other adjustments with reference thereto.

The Secured Party and Pledgor agree that the Shares are of a type customarily sold on a recognized market.

(c) Upon any delivery or sale of all or any part of any Collateral made either under the power of delivery or sale given hereunder or under judgment or decree in any judicial proceedings for foreclosure or otherwise for the enforcement of this Agreement, Secured Party is hereby irrevocably appointed the true and lawful attorney of Pledgor, in the name and stead of Pledgor, to make all necessary deeds, bills of sale, instruments of assignment, transfer or conveyance of the property, and all instructions and entitlement orders in respect of the property, thus delivered or sold. For that purpose Secured Party may execute all such documents, instruments, instructions and entitlement orders. If so requested by Secured Party or by any buyer of the Collateral or a portion thereof, Pledgor shall further ratify and confirm any such delivery or sale by executing and delivering to Secured Party or to such buyer or buyers at the expense of Pledgor all proper deeds, bills of sale, instruments of assignment, conveyance or transfer, releases, instructions and entitlement orders as may be designated in any such request.

(d) Any power of attorney granted hereunder shall be deemed coupled with an interest, and Pledgor hereby ratifies and confirms that which Pledgor’s attorney acting under such power, or such attorney’s successors or agents, shall lawfully do by virtue of this Agreement.

(e) In the case of a Default Event or a related Early Termination Date, Secured Party may proceed to realize upon the Security Interests against any one or more of the types of Collateral, at any time, as Secured Party shall determine in its sole discretion subject to the foregoing provisions of this Section 7. The proceeds of any sale of, or other realization upon, or other receipt from, any of the Collateral shall be applied by Secured Party in the following order of priorities:

first, to the payment to Secured Party of the expenses of such sale or other realization, including reasonable compensation to the agents and counsel of Secured Party, and all expenses, liabilities and advances incurred or made by Secured Party in connection therewith, including brokerage fees in connection with the sale by Secured Party of any Collateral;

second, to the payment to Secured Party of an amount equal to the Loss of Secured Party or the Cancellation Amount, as the case may be, and any other amounts owing to the Secured Party under the Transaction Agreement or hereunder as a result of such Default Event;

finally, if all of the obligations of Pledgor hereunder and under the Transaction Agreement have been fully discharged or sufficient funds have been set aside by Secured Party, at the request of Pledgor for the discharge thereof, any remaining proceeds shall be released to Pledgor.

Section 8. Netting and Set-off.

(a) If on any date, cash would otherwise be payable or Notes or other property would otherwise be deliverable pursuant to the Transaction Agreement, this Agreement or any other Credit Support Document by Secured Party to Pledgor and by Pledgor to Secured

Party and the type of property required to be paid or delivered by each such party on such date is the same, then, on such date, each such party’s obligation to make such payment or delivery will be automatically satisfied and discharged and, if the aggregate amount that would otherwise have been payable or deliverable by one such party exceeds the aggregate amount that would otherwise have been payable or deliverable by the other such party, replaced by an obligation upon the party by whom the larger aggregate amount would have been payable or deliverable to pay or deliver to the other party the excess of the larger aggregate amount over the smaller aggregate amount.

(b) In addition to and without limiting any rights of set-off that Secured Party may have as a matter of law, pursuant to contract or otherwise, upon the occurrence of a Default Event, Secured Party shall have the right to terminate, liquidate and otherwise close out the transactions contemplated by the Transaction Agreement, any Credit Support Document or this Agreement pursuant to the terms thereof and hereof, and to set off any obligation it may have to (i) release from the Security Interests or return to Pledgor any Collateral pursuant to Section 5(e) or Section 10 or (ii) make any other payment or delivery pursuant to this Agreement or pursuant to any other agreement against any right Secured Party or any of its affiliates may have against Pledgor, including, without limitation, any right to receive a payment or delivery pursuant to any provision of the Transaction Agreement. In the case of a set-off of any obligation to return or replace assets against any right to receive assets of the same type, such obligation and right shall be set off in kind.

Section 9. Miscellaneous.

(a) Whenever any of the parties hereto is referred to, such reference shall be deemed to include the successors and assigns of such party. All the covenants and agreements herein contained by or on behalf of Pledgor shall bind, and inure to the benefit of, Pledgor’s respective successors and assigns whether so expressed or not, and shall be enforceable by and inure to the benefit of Secured Party and its successors and assigns.

(b) To the extent permitted by law, the unenforceability or invalidity of any provision or provisions of this Agreement shall not render any other provision or provisions herein contained unenforceable or invalid.

(c) Any provision of this Agreement may be amended or waived if, and only if, such amendment or waiver is in writing and signed, in the case of an amendment, by Pledgor and Secured Party or, in the case of a waiver, by the party against whom the waiver is to be effective. No failure or delay by either party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

(d) Except as otherwise provided in Section 5(d), all notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard forms of telecommunication. Notices to Pledgor shall be directed to it at the address specified on the last page hereof; notices to Secured Party shall be directed to it care of Banc of America Securities LLC, 9 West 57th Street, New York, New York 10019, Telecopy No. 212-230-8610, Attention: Robert Dilworth.

(e) This Agreement shall in all respects be construed in accordance with and governed by the laws of the State of New York (without reference to choice of law doctrine other than New York General Obligations Law Section 5-1401); provided that as to Pledged Items located in any jurisdiction other than the State of New York, Secured Party shall have, in addition to any rights under the laws of the State of New York, all of the rights to which a secured party is entitled under the laws of such other jurisdiction. The parties hereto hereby agree that Secured Party’s and Banc of America Securities LLC’s jurisdiction, within the meaning of Section 8-110(e) of the UCC, insofar as either of them acts as a securities intermediary hereunder or in respect hereof, is the State of New York.

(f) Each party hereby irrevocably and unconditionally submits to the exclusive jurisdiction of the courts of the State of New York and the United States Court for the Southern District of New York in connection with any suit or proceeding arising out of or relating to the Transaction Agreement, any Credit Support Document or this Agreement, or the transactions contemplated thereby or hereby and waives any objection to the laying of venue in, and any claim of inconvenient forum with respect to, these courts.

(g) Each party hereby irrevocably and unconditionally waives (on its own behalf and, to the extent permitted by applicable law, on behalf of its stockholders) any and all right to trial by jury in any action, proceeding or counterclaim (whether based on contract, tort or otherwise) arising out of or relating to the Transaction Agreement, any Credit Support Document or this Agreement or the transactions contemplated thereby or hereby or the actions of the Secured Party or its affiliates in the negotiation, performance or enforcement thereof or hereof.

(h) This Agreement may be executed, acknowledged and delivered in any number of counterparts and all such counterparts taken together shall be deemed to constitute one and the same agreement.

Section 10. Termination of Pledge Agreement. This Agreement and the rights hereby granted by Pledgor in the Collateral shall cease, terminate and be void upon fulfillment of all of the obligations of Pledgor under the Transaction Agreement, under each Credit Support Document and hereunder. Any Collateral remaining at the time of such termination shall be fully released and discharged from the Security Interests and delivered to Pledgor by Secured Party, all at the request and expense of Pledgor.

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Date of Agreement: May 9, 2005

Pledgor: American Honda Motor Co., Inc.

a Delaware corporation

Pledgor’s Address for Notices:

American Honda Motor Co., Inc.

1919 Torrance Boulevard

Torrance, California 90501

Attention: Paul Honda (100-2W-5H)

Telephone No.: 310-783-2275

Facsimile No.: 310-787-4539

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IN WITNESS WHEREOF, the parties have signed this Agreement as of the date and year first above written.

PLEDGOR: AMERICAN HONDA MOTOR CO., INC.

By:	/s/ S. Sakamoto
Name:	Shinichi Sakamoto
Title:	Treasurer

SECURED PARTY:

BANK OF AMERICA, N.A.

By:	/s/ Robert J. Dilworth
Name:	Robert J. Dilworth
Title:	Principal